Exhibit 99.1
FOR IMMEDIATE RELEASE
November 7, 2019

THE EASTERN COMPANY REPORTS AN 11.3% INCREASE IN THIRD QUARTER 2019 EARNINGS TO $0.67 PER SHARE, AND A 5.8% INCREASE IN SALES TO $60.7 MILLION

BIG 3 PRECISION EXPECTEDTO BE ACCRETIVE TO FULL-YEAR EPS BEFORE TRANSACTION EXPENSES

NAUGATUCK, CT – November 7, 2019 - The Eastern Company (“Eastern”) (NASDAQ:EML), an industrial manufacturer of unique engineered solutions serving niche industrial markets, today announced the results of operations for the third quarter ended September 28, 2019.

President and CEO August Vlak said, “Eastern delivered strong results reflecting the strength of our diverse portfolio of leading niche industrial businesses and our focus on growing the operational performance of our businesses.  Success of new product launches and continued strength in commercial transportation markets also contributed to our sales growth for the quarter. From a segment perspective, third-quarter sales growth was led by our Industrial Hardware Segment, which included one month of Big 3 Precision, a leading provider of engineered turnkey packaging.  We acquired Big 3 Precision on August 30, 2019.
“Sales gains and improved operating profitability resulted in an 11.3% increase in earnings to $0.67 per diluted share in the third quarter of 2019, compared to earnings per diluted share of $0.60 in the third quarter of 2018.
“Our backlog grew significantly as a result of the acquisition of Big 3 Precision and remains robust through the end of the year. We anticipate continued strong performance of our businesses as a result of planned new product launches, which reflect our focus on highly engineered, value-added products. In addition, Big 3 Precision’s robust operating results support our conviction that the business will be a significant contributor to our top line, earnings growth and cash flow in 2019. We expect the acquisition to be accretive to our full-year results before transaction expenses.”
Mr. Vlak concluded, “Our acquisition of Big 3 Precision is an important step toward our long-term goal of building a larger and stronger company with a significant presence with key customers and $100 million in EBITDA. We remain confident that our strategy of continually optimizing Eastern’s portfolio of businesses, improving execution, and ensuring a solid and flexible balance sheet will generate positive long-term results for our shareholders.”
Third Quarter 2019 Financial Results
Net sales for the third quarter 2019 were $60.7 million compared to $57.4 million for the same period in 2018, an increase of 5.8%. Strong sales growth in our Industrial Hardware Segment was partly offset by a decline in our Security Products Segment. Gross margin was 25% in both the third quarter of 2019 and the third quarter of 2018. Product development expenses decreased $1.2 million, or 59%, in the third quarter of 2019 as compared to the prior year period, primarily as the result of our decision to close the Velvac Road IQ development operations and adopt a leaner approach to the development of new vision products. Selling and administration expenses increased $0.9 million, or 12%, in the third quarter of 2019 compared to the prior year period, including approximately $0.8 million of one-time transaction expenses related to the acquisition of Big 3 Precision.

Net income for the third quarter of 2019 was $4.2 million, or $0.67 per diluted share, compared to $3.8 million, or $0.60 per diluted share, for the prior year period, an increase of 11.3%.
In the Industrial Hardware Segment, sales in the third quarter 2019 rose 15% to $39.4 million compared to the same period in 2018. Results for the third quarter 2019 include the addition of Big 3 Precision after August 30, 2019.  Operating income for the third quarter of 2019 was $3.4 million for an operating profit margin of 9% as compared to $1.8 million for an operating profit margin of 5% for the same period last year, reflecting the impact of operating improvements and cost management, partly offset by short-term costs related to a Class 8 truck mirror program awarded in late 2018.
In the Security Products Segment, sales for the third quarter 2019 declined by 16% to $14.2 million, compared to the same period in 2018. Sales from the Load N Lock business which was acquired in June 2018 partially offset the impact of lower demand for commercial laundry products, a decline in security products for point-of-sale and retail applications, and the termination of a supply contract for mechatronic padlock systems in the second quarter of 2019. Operating income for the Security Products Segment was $1.8 million for the third quarter of 2019, a 27% decline compared to the same period in 2018.

In the Metal Products Segment, sales rose 14% for the third quarter of 2019 compared to the same period in 2018. Operating income was $0.5 million for the third quarter of 2019, 7.3% higher than the same period in 2018.

Nine Month 2019 Financial Results

Net sales for the first nine months of 2019 were $183.0 million compared to $177.7 million in the first nine months of 2018, an increase of 3%, which includes one month of impact from the acquisition of Big 3 Precision. Net income for the first nine months of 2019 was $8.3 million, or $1.33 per diluted share, compared to $10.1 million, or $1.61 per diluted share for the first nine months of 2018, a decrease of 18% from the prior-year period. Net income for the first nine months of 2019 includes $2.6 million of one-time restructuring costs associated with the closure of the Velvac Road IQ development operations, the consolidation of Eastern’s Composite Panel Technologies facility, and $1.2 million of one-time, non-tax deductible transaction expenses related to the acquisition of Big 3 Precision. Together, non-recurring expenses in the first nine months of 2019 equaled $3.8 million, or $0.51 per diluted share.

Conference Call and Webcast

The Eastern Company will host a conference call to discuss its results for the third quarter of 2019 and other matters on Friday, November 8, 2019 at 9:00 Eastern Time. Participants can access the conference call by phone at (888) 669-0687 (toll free in US & Canada) or (862) 298-0702 (international). Participants can also join via the web at https://www.webcaster4.com/Webcast/Page/1757/32067.

About The Eastern Company

The Eastern Company manages industrial businesses that design, manufacture and sell unique engineered solutions to niche markets, focusing on industries that offer long-term macroeconomic growth opportunities The Company operates in three business segments -- Industrial Hardware, Security Products and Metal Products -- from 18 locations in the U.S., Canada, Mexico, U.K., Taiwan and China.

Safe Harbor for Forward-Looking Statements

Statements in this document about our future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations and releases of the Securities and Exchange

Commission. Any statements that are not statements of historical fact, including statements containing the words "believes," "intends", "continues," "reflects," "plans," "anticipates," "expects," and similar expressions, should also be considered to be forward-looking statements. Readers should not place undue reliance on these forward-looking statements, which are based upon management's current beliefs and expectations. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. Among the risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, but are not limited to changing customer preferences, lack of success of new products, loss of customers, cybersecurity breaches, changes in competition in our markets, and increased prices for raw materials resulting from tariffs on imported goods or otherwise. There are important, additional factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including those set forth in our reports and filings with the Securities and Exchange Commission. We undertake no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.

Investor Relations Contacts

The Eastern Company
August Vlak or John L. Sullivan III
203-729-2255

LHA Investor Relations
Jody Burfening
212.838.3777
JBurfening@lhai.com

THE EASTERN COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales	$60,692,645	$57,357,442	$183,015,723	$177,663,291
Cost of products sold	(45,754,911)	(43,139,780)	(139,243,164)	(133,670,797)
Gross margin	14,937,734	14,217,662	43,772,559	43,992,494

Product development expenses	(825,425)	(2,004,919)	(5,240,004)	(5,089,178)
Selling and administrative expenses	(8,391,898)	(7,472,335)	(24,866,665)	(25,602,515)
Restructuring costs	—	—	(2,651,877)	—
Operating profit	5,720,411	4,740,408	11,014,013	13,300,801

Interest expense	(420,377)	(310,507)	(974,536)	(918,897)
Other income	188,623	228,787	789,371	673,287
Income before income taxes	5,488,657	4,658,688	10,828,848	13,055,191

Income taxes	1,295,575	892,027	2,535,033	2,929,858
Net income	$4,193,082	$3,766,661	$8,293,815	$10,125,333

Earnings per Share:
Basic	$.67	$.60	$1.33	$1.62

Diluted	$.67	$.60	$1.33	$1.61

Cash dividends per share:	$.11	$.11	$.33	$.33

See accompanying notes in the Company’s third quarter 2019 form 10-Q.

THE EASTERN COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS	September 28, 2019	December 29, 2018
	(Unaudited)
Current Assets
Cash and cash equivalents	$11,983,329	$13,925,765
Marketable securities	33,759	—
Accounts receivable, less allowances: $546,000 - 2019; $680,000 -2018	43,536,854	30,285,316
Inventories	52,761,230	52,773,209
Prepaid expenses and other assets	4,421,384	3,071,888
Refundable taxes	1,081,011	1,133,847
Total Current Assets	113,817,567	101,190,025

Property, Plant and Equipment	87,406,814	73,768,615
Accumulated depreciation	(46,563,361)	(43,915,238)
	40,843,453	29,853,377

Goodwill	78,965,485	34,840,376
Trademarks	5,479,063	3,686,063
Patents and other intangibles net of accumulated amortization	28,454,738	10,281,720
Right of Use Assets	10,280,814	—
Deferred income taxes	1,396,006	1,396,006
	124,576,106	50,204,165
TOTAL ASSETS	$279,237,125	$181,247,567

THE EASTERN COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)

LIABILITIES AND SHAREHOLDERS’ EQUITY	September 28, 2019	December 29, 2018
	(Unaudited)
Current Liabilities
Accounts payable	$20,457,928	$18,497,626
Accrued compensation	3,579,677	4,159,808
Other accrued expenses	6,134,991	3,095,666
Contingent liability	—	2,070,000
Current portion of long-term debt	5,187,689	2,325,000
Total Current Liabilities	35,360,285	30,148,100

Deferred income taxes	8,630,744	1,516,012
Other long-term liabilities	1,703,535	353,856
Lease Liability	10,280,814	—
Long-term debt, less current portion	94,852,921	26,350,000
Accrued postretirement benefits	326,489	648,635
Accrued pension cost	24,470,438	25,362,325

Shareholders’ Equity
Preferred Stock, no par value:
Authorized and unissued: 2,000,000 shares
Common Stock, no par value, Authorized: 50,000,000 shares	30,440,228	29,994,890
Issued: 8,973,046 shares in 2019 and 8,965,987 shares in 2018
Outstanding: 6,238,317 in 2019 and 6,257,588 in 2018
Treasury Stock: 2,734,729 shares in 2019 and 2,634,729 shares in 2018	(20,169,098)	(20,169,098)
Retained earnings	115,906,469	109,671,362
Accumulated other comprehensive income (loss):
Foreign currency translation	(2,452,986)	(2,106,329)
Unrealized loss on marketable securities, net of tax	(882)	—
Unrealized gain (loss) on interest rate swap, net of tax	(104,422)	166,444
Unrecognized net pension and postretirement benefit costs, net of tax	(20,007,409)	(20,688,630)
Accumulated other comprehensive loss	(22,565,699)	(22,628,515)
Total Shareholders’ Equity	103,611,900	96,868,639
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$279,237,125	$181,247,567

See accompanying notes in the Company’s third quarter 2019 form 10-Q.